                                                                    EXHIBIT 23.3


                       [McGLADREY & PULLEN, LLP LETTERHEAD]

                        CONSENT OF INDEPENDENT ACCONTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 filed on or about June 6, 2000 of our report, dated December 19, 1997, except for Note 16 and the pro forma disclosures included in Notes 2 and 13 as to which the date is August 19, 1998, which appears on page 30 of the Annual Report on form 10-K of General Automation, Inc. for the year ended September 30, 1999.


/s/ MCGLADREY & PULLEN, LLP
------------------------------------
McGladrey & Pullen, LLP


Anaheim, California

June 6, 2000